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                                                                       EXHIBIT 5
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                                 HALE AND DORR
                                60 State Street
                          Boston, Massachusetts 02109
                        617-526-6000 * FAX 617-526-5000



                                 June 28, 1996



SS&C Technologies, Inc.
Corporate Place
705 Bloomfield Avenue
Bloomfield, CT  06002

        Re:   1996 Employee Stock Purchase Plan
              ---------------------------------

Ladies and Gentlemen:

        We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 200,000 shares of common stock, $.01 par value per share (the "Shares"), of SS&C Technologies, Inc., a Delaware corporation (the "Company"), issuable under the Company's 1996 Employee Stock Purchase Plan (the "Plan").

        We have examined the Certificate of Incorporation of the Company, the By-Laws of the Company, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and stockholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

        In examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such documents.

        Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the Shares covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.
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SS&C Technologies, Inc.
June 28, 1996
Page 2




        We hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                         Very truly yours,



                                         HALE AND DORR